As filed with the Securities and Exchange Commission on February 28, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

LIBERTY MEDIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	12300 Liberty Boulevard Englewood, Colorado 80112	84-1288730
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer Identification No.)

Liberty Media Corporation 2007 Incentive Plan

(Full title of plan)

Charles Y. Tanabe, Esq. Liberty Media Corporation 12300 Liberty Boulevard Englewood, Colorado 80112 (720) 875-5400 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)	Copy to: Renee L. Wilm, Esq. Baker Botts L.L.P. 30 Rockefeller Plaza New York, New York 10112 (212) 408-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Liberty Interactive Series A Common Stock, $.01 Par Value	3,134,685	$16.72	$66,477,933.20	$7,718.09
Liberty Starz Series A Common Stock, $.01 Par Value	200,000	$70.33

(1)                                 Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Liberty Media Corporation 2007 Incentive Plan.

(2)                                 Based upon the average of the high and low prices reported for the Registrant’s Liberty Interactive Series A common stock, par value $.01 per share, and the Registrant’s Liberty Starz Series A common stock, par value $.01 per share, in each case, on the Nasdaq Global Select Market on February 23, 2011.

(3)                                 Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement applies to additional shares of Liberty Interactive Series A common stock, par value $.01 per share, of the Registrant relating to the Registrant’s Liberty Media Corporation 2007 Incentive Plan (the “Plan”), for which Registration Statement on Form S-8 (File No. 333-142626), as filed on May 4, 2007, Post-Effective Amendment No. 1 to Form S-8 (File No. 333-142626), as filed on March 5, 2008, and Registration Statement on Form S-8 (File No. 333-171193), as filed on December 15, 2010, are effective. This Registration Statement also applies to additional shares of Liberty Starz Series A common stock, par value $.01 per share, of the Registrant relating to the Plan, for which Registration Statement on Form S-8 (File No. 333-149544), as filed on March 5, 2008, Post-Effective Amendment No. 1 to Form S-8 (File No. 333-149544), as filed on November 23, 2009, and Registration Statement on Form S-8 (File No. 333-171193), as filed on December 15, 2010, are effective.

The contents of the above referenced registration statements are hereby incorporated by reference.

Item 8.           Exhibits.

Exhibit No.	Description

4.1

Specimen Certificate for shares of Liberty Interactive Series A common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Statement on Form S-4 (File No. 333-145936) as filed on September 7, 2007).

4.2

Specimen Certificate for shares of Liberty Starz Series A common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A (File No. 001-33982) as filed on November 20, 2009).

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered

23.1	Consent of KPMG LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1	Power of Attorney (begins on page II-3)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 28th day of February, 2011.

LIBERTY MEDIA CORPORATION

By:	/s/ Charles Y. Tanabe
Name:	Charles Y. Tanabe
Title:	Executive Vice President
and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher W. Shean and Charles Y. Tanabe his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John C. Malone	Chairman of the Board and Director	February 28, 2011
John C. Malone

/s/ Gregory B. Maffei	Chief Executive Officer (Principal Executive	February 28, 2011
Gregory B. Maffei	Officer), President and Director

/s/ David J.A. Flowers	Senior Vice President and Treasurer (Principal	February 28, 2011
David J.A. Flowers	Financial Officer)

/s/ Christopher W. Shean	Senior Vice President and Controller (Principal	February 28, 2011
Christopher W. Shean	Accounting Officer)

/s/ Robert R. Bennett	Director	February 28, 2011
Robert R. Bennett

/s/ Donne F. Fisher	Director	February 28, 2011
Donne F. Fisher

/s/ M. Ian Gilchrist	Director	February 28, 2011
M. Ian Gilchrist

/s/ Evan D. Malone	Director	February 28, 2011
Evan D. Malone

/s/ David E. Rapley	Director	February 28, 2011
David E. Rapley

Name	Title	Date

/s/ M. LaVoy Robison	Director	February 28, 2011
M. LaVoy Robison

/s/ Larry E. Romrell	Director	February 28, 2011
Larry E. Romrell

/s/ Andrea L. Wong	Director	February 28, 2011
Andrea L. Wong

Exhibit Index

Exhibit No.	Description

4.1

Specimen Certificate for shares of Liberty Interactive Series A common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Statement on Form S-4 (File No. 333-145936) as filed on September 7, 2007).

4.2

Specimen Certificate for shares of Liberty Starz Series A common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A (File No. 001-33982) as filed on November 20, 2009).

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered

23.1	Consent of KPMG LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1	Power of Attorney (begins on page II-3)